ESCROW AGREEMENT

THIS AGREEMENT made as of the 7th day of July, 2008.

AMONG:

MABCURE INC., a corporation organized under the laws of Nevada, having an address at 3702 South Virginia Street, Suite G12 – 401, Reno, Nevada 89502, USA

(the "Company")

AND:

INDIGOLEAF ASSOCIATES LTD., a corporation organized under the laws of the British Virgin Islands, having an address at P.O. Box 3159, Road Town, Tortola, British Virgin Islands

(the "Vendor")

AND:

CLARK WILSON LLP, barristers and solicitors, with an office at 800 – 885 West Georgia Street, Vancouver, British Columbia V6C 3H1, Canada

(the "Escrow Agent")

WHEREAS:

A.

The Company and the Vendor are parties to an agreement for the purchase and sale of intellectual property and the issuance of shares dated January 10, 2008 (the "Purchase Agreement") pursuant to which the Vendor has been issued 25,638,400 shares in the common stock of the Company (the "Subject Shares");

B.

Pursuant to Section 8 of the Purchase Agreement, the parties hereto have agreed that the Company shall deliver share certificates representing all of the Subject Shares to the Escrow Agent, which shall be held in escrow and released in accordance with the provisions set forth herein; and

C.

The Escrow Agent has agreed to accept, hold and release the Subject Shares deposited with it pursuant to the Purchase Agreement, and the distributions of securities of the Company in respect thereof, in accordance with the provisions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

1.                     INTERPRETATION

1.1                   Definitions. Terms used as defined terms and not otherwise defined herein shall have the meanings ascribed thereto in Purchase Agreement. The following terms shall have the following meanings when used herein:

(a)	"Average Price" shall have the meaning ascribed thereto in Section 4.1(b) hereof;

(b)	"Award Notice" shall have the meaning ascribed thereto in Section 4.1(c) hereof;

(c)	"Certificates" means, collectively, the share certificates representing the IP Escrow Shares, the No Sale Escrow Shares and the Dividend Securities, as applicable;

(d)	"Claimed Amount" shall have the meaning ascribed thereto in Section 4.1(a) hereof;

(e)	"Closing" means the closing of the purchase and sale contemplated by the Purchase Agreement;

(f)	"Dividend Securities" shall have the meaning ascribed thereto in Section 3.1 hereof;

(g)	"Escrow Fund" means the Subject Shares deposited with and held by the Escrow Agent hereunder and includes the Dividend Securities;

(h)	"Escrow Periods" means, collectively, the IP Escrow Period and the No Sales Escrow Period;

(i)	"IP Escrow Claim Notice" shall have the meaning ascribed thereto in Section 4.1(a) hereof;

(j)	"IP Escrow Period" means the period of three years commencing on the date of the Closing;

(k)	"IP Escrow Shares" means an amount of the Shares equal to 70% of the aggregate amount of the Subject Shares;

(l)	"IP Representations" shall have the meaning ascribed thereto in Section 4.1 hereof;

(m)	"No Sale Escrow Period" means the period of two years commencing on the date of the Closing;

(n)	"No Sale Escrow Shares" means an amount of the Shares equal to 30% of the aggregate amount of the Subject Shares;

(o)	"Resolution Notice" shall have the meaning ascribed thereto in Section 4.1(c) hereof;

(p)	"Shares" means shares in the common stock of the Company; and

(q)	"Share Certificates" means the certificates representing the Subject Shares issued to and registered in the name of the Vendor pursuant to the Purchase Agreement.

1.2                   General. In this Agreement:

(a)	the headings have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement;

(b)	all references to any party, whether a party to this Agreement or not, shall be read with such changes in number and gender as the context or reference requires;

(c)	when the context hereof makes it possible, the word "person" includes in its meaning any firm and any body corporate or politic; and

(d)

notwithstanding any other provision of the Purchase Agreement, if a conflict or inconsistency exists between a provision of this Agreement and a provision of the Purchase Agreement, the provisions of this Agreement shall prevail.

2.                     DEPOSIT INTO ESCROW

2.1                   At the Closing, the Company shall deliver the Share Certificates to the Escrow Agent to be held in escrow by the Escrow Agent in accordance with the terms and subject to the conditions set forth herein.

2.2                   At the Closing, the Vendor shall deliver to the Escrow Agent a duly executed power of attorney to transfer the Subject Shares (and the Dividend Securities) in the form attached hereto as Schedule "A", in respect of the Subject Shares represented by the Share Certificates, which power of attorney, if still in the possession of the Escrow Agent, shall be returned by the Escrow Agent to the Vendor upon the final release by the Escrow Agent to the Vendor of the Subject Shares from escrow. Without limiting the generality of the foregoing, the Vendor hereby appoints the Escrow Agent, without any further act of the Vendor, as the agent and attorney-in-fact for and on behalf of the Vendor in respect of the Subject Shares represented by the Share Certificates, on the terms and subject to the conditions set forth herein.

3.                     ESCROW PROVISIONS

3.1                   Holding of Escrow Fund. The Escrow Agent shall hold the Share Certificates and certificates representing any shares or other securities of the Company issued or distributed by the Company in respect of the Subject Shares during the Escrow Periods (the "Dividend Securities") for the Escrow Periods, subject to the provisions hereof.

3.2                   Completion of the No Sale Escrow Period. Upon the expiration of the No Sale Escrow Period, the Escrow Agent shall deliver, without further notice to or directions from the Company, to the Vendor the Certificates representing the No Sale Escrow Shares (and the Dividend Securities in respect of such shares) remaining in the Escrow Fund, regardless of any claim in respect of the IP Representations.

3.3                   Completion of the IP Escrow Period. Subject to Section 4 hereof, upon the expiration of the IP Escrow Period, the Escrow Agent shall deliver, without further notice to or directions from the Company, to the Vendor the Certificates representing the IP Escrow Shares and the Dividend Securities remaining in the Escrow Fund. Notwithstanding the foregoing, if any or all of the IP Escrow Shares are subject to a pending but unresolved IP Escrow Claim Notice at the expiration of the IP Escrow Period, pursuant to Section 4.1(c) hereof, and the Claimed Amount is quantified (as a specified dollar amount), then such number IP Escrow Shares as EQUALS the number that would result from the calculation as set forth in Section 4.1(b) hereof (provided, however, that the determination of the Average Price shall commence three days after disclosure to the public of the pending claim) shall continue to be held in escrow until receipt by the Escrow Agent of a Resolution Notice or an Award Notice with respect thereto, as detailed in Section 4.1(c) hereof. If the Claimed Amount is not quantified, then all the IP Escrow Shares shall continue to be held in escrow until resolution as set forth in Section 4.1(c) hereof.

3.4                   Authorization. The Escrow Agent is hereby authorized by each of the Company and the Vendor to make the releases and deliveries required by Sections 3.2 and 3.3 hereof.

3.5                   Proxy Materials. Notwithstanding any provision of the Purchase Agreement, the parties hereto agree that the Escrow Agent shall not be obliged to deliver copies of any proxy solicitation materials received by it to the Vendor; and the Company agrees that, during the Escrow Period, it shall attend to the delivery to the Vendor of any proxy solicitation materials to be provided in respect of any of the Subject Shares. For further certainty and without limiting the generality of the foregoing, all distributions made by the Company in respect of any of the Subject Shares that are not Dividend Securities shall not be subject to the escrow provisions hereof and shall be distributed by the Company directly to the Vendor.

3.6                   Voting Rights. While the Subject Shares are held in escrow, the Vendor may exercise the voting rights attached thereto and shall be entitled to participate in distributions of dividends and securities of the Company made in respect of such Subject Shares; provided, however, that all distributions of Dividend Securities shall be held in escrow by the Escrow Agent pursuant to the provisions hereof.

4.                     THIRD PARTY CLAIMS

4.1                   During the IP Escrow Period, if any third party files a claim against the Company, or threatens in writing to sue the Company (a "Third Party Claim"), alleging facts that evidence a breach of the representations of the Vendor made pursuant to Part 7 of the Purchase Agreement (the "IP Representations"), the Company shall be entitled to make a claim against the IP Escrow Shares, and recover damages from such shares, as follows:

(a)

Promptly after becoming aware of a Third Party Claim, and prior to the expiration of the IP Escrow Period, the Company shall notify the Vendor and the Escrow Agent in writing (an "IP Escrow Claim Notice") setting out in reasonable detail: (i) the alleged breach of the IP Representations; (ii) the anticipated amount of damages resulting from such alleged breach; and (iii) the anticipated reasonable costs of defence of such claim (the amounts referred to in clauses (ii) and (iii) collectively, the "Claimed Amount");

(b)

If the Vendor does not, within 20 business days after receipt of an IP Escrow Claim Notice (the "Contest Period"), contest such IP Escrow Claim Notice by notice in writing (the "Contention") to the Escrow Agent with a copy to the Company, then within five business days thereafter, the Escrow Agent shall deliver to the Company such number of IP Escrow Shares EQUAL TO: TWICE the Claimed Amount DIVIDED by the average closing share price of the Shares, as quoted on the NASDAQ Over-the-Counter Bulletin Board or other exchange on which such shares are traded during the period of consecutive 21 trading days preceding the day of the delivery of the IP Escrow Claim Notice (the "Average Price");

(c)

If the Vendor delivers to the Escrow Agent the Contention within the Contest Period, the Escrow Agent shall hold such number of IP Escrow Shares EQUAL TO: the Claimed Amount DIVIDED by the Average Price, and shall release such number of IP Escrow Shares (to the Vendor or the Company, as applicable) only pursuant to either: (i) a written notice signed by both the Company and the Vendor (the "Resolution Notice"); or (ii) a final arbitration award, issued in accordance with the arbitration provisions set forth in Section 28 of the Purchase Agreement and instructing the Escrow Agent how to release such shares (an "Award Notice"). Within five business days after receipt of such Resolution Notice or Award Notice, as applicable, the Escrow Agent shall release to the Company or the Vendor, as applicable, the IP Escrow Shares held back by the Escrow Agent, as instructed;

(d)

Notwithstanding any other provision hereof: (i) no IP Escrow Claim Notice shall be given by the Company if the Claimed Amount (in aggregate with previous claims) does not exceed $20,000; and (ii) the recourse of the Company to the IP Escrow Shares shall be its sole and exclusive remedy against the Vendor in connection with purchase and sale contemplated by the Purchase Agreement; and

(e)

Furthermore, with the consent of the Company, which consent shall not be unreasonably withheld, the Vendor may conduct and control the defence of any Third Party Claim, including the disposition of such Claim (including all decisions relative to litigation, appeal, and settlement), with attorneys of the Vendor's choice. The Company shall cooperate fully with the Vendor in such defence, and shall not admit any fact or liability, discuss or reach a settlement, or take any other action affecting the defence of such Third Party Claim in the absence of the Vendor's prior written consent.

5.                     ESCROW AGENT

5.1                   The Company and the Vendor shall, jointly and severally, from time to time, and at all times hereafter, well and truly to save, defend and keep harmless and fully indemnify the Escrow Agent and its successors and assigns from and against all loss, costs, charges, suits, demands, claims, damages and expenses (collectively, the "Claims") which the Escrow Agent and its successors and assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent's compliance in good faith with the terms hereof; provided, however, that no indemnity need be paid if such Claims were directly caused by the Escrow Agent’s gross negligence or wilful misconduct as determined by a court of law.

5.2                   If case proceedings should hereafter be taken in any court respecting the Subject Shares (or the Dividend Securities), the Escrow Agent shall not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Section 5.1 hereof against its costs of such proceedings.

5.3                   The Escrow Agent shall not be bound in any way or by any contract or agreement, verbal, written or otherwise, between the other parties hereto whether or not it has notice thereof or of its terms and conditions and the only duty, liability and responsibility of the Escrow Agent to the other parties hereto with respect to the subject matter hereof shall be to hold the Subject Shares (and the Dividend Securities) as set forth herein and to deliver the same to such persons and other such conditions as are set forth herein or directed in writing by all the other parties hereto. Without limiting the generality of the foregoing, the Escrow Agent shall have no duty, liability or responsibility to any of the other parties hereto or their successors or assigns in respect of the loss of all or any of the Subject Shares (or the Dividend Securities), except the duty to exercise in the performance of its obligations hereunder such care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The Escrow Agent may act on the advice of legal counsel, but shall not be responsible for acting or failing to act on the advice of legal counsel.

5.4                   The Escrow Agent shall not be required to pass upon the sufficiency of any of the Subject Shares (or the Dividend Securities) or the notices delivered to the Escrow Agent hereunder or to ascertain whether or not the person or persons who have executed, signed or otherwise issued or authenticated the said documents have authority to so execute, sign or authorize, issue or authenticate the said documents or any of them, or that they are the same persons named therein or otherwise to pass upon any requirement of such instruments that may be essential for their validity, but it shall be sufficient for all purposes under this Agreement insofar as the Escrow Agent is concerned that the said documents are deposited with it as specified herein by the other parties hereto.

5.5                   Notwithstanding any other provision hereof, in the event that any or all of the Subject Shares (or the Dividend Securities) are attached, garnished or levied upon under any court order, or if the delivery of such property is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent may, in its sole discretion, obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Agreement to the contrary. If the Escrow Agent obeys and complies with any such writs, orders, judgments or decrees, it shall not be liable to any of the other parties hereto or to any other person, form or corporation by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

5.6                   Except as otherwise provided herein, the Escrow Agent is authorized and directed to disregard in its sole discretion any and all notices and warnings which may be given to it by any of the other parties hereto or by any other person, firm, association or corporation. It shall, however, at its sole discretion, obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the other parties hereto or to any other person, firm, association or corporation, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated.

5.7                   Notwithstanding any other provision hereof, if the Escrow Agent receives any valid court order contrary to the provisions of this Agreement, the Escrow Agent may continue to hold any or all of the Subject Shares (and the Dividend Securities) until the lawful determination by a court of competent jurisdiction or otherwise of the issue between the other parties hereto.

5.8                   Notwithstanding any other provision hereof, if written notice of protest is made by the Company or the Vendor to any action contemplated by the Escrow Agent under this Agreement, and such notice sets out reasons for such protest, the Escrow Agent may at its sole discretion continue to hold any or all of the Subject Shares (and Dividend Securities) until the right to the Subject Shares (and Dividend Securities) is conclusively determined by a court of competent jurisdiction or otherwise.

5.9                   The Escrow Agent may resign as the escrow agent hereunder by giving not less than ten (10) days written notice thereof to the Company and the Vendor. The Company and the Vendor may terminate the Escrow Agent by giving not less than ten (10) days written notice to the Escrow Agent. The resignation or termination of the Escrow Agent shall be effective, and the Escrow Agent shall cease to be bound by this Agreement, on the date that is ten (10) days after the date of receipt of the termination notice given hereunder or on such other date as the Company, Vendor and the Escrow Agent may agree upon. All indemnities granted to the Escrow Agent hereunder shall survive: (a) the termination of this Agreement; or (b) the termination or resignation of the Escrow Agent for whatever reason. In the event of termination or resignation of the Escrow Agent, the Escrow Agent shall, within that ten (10) days notice period, deliver the Subject Shares, the Dividend Securities and any other property in the Escrow Fund to the new the escrow agent to be named by the Company and the Vendor.

5.10                 Notwithstanding any other provision hereof, the Escrow Agent may act upon any written instructions given jointly by the Company and the Vendor.

5.11                 Notwithstanding any other provision hereof, if any dispute arises between any of the parties hereto with respect to this Agreement or any matters arising in respect thereof, the

Escrow Agent may in its sole discretion deliver and interplead the Subject Shares and the Dividend Securities into court and such delivery and interpleading shall be an effective discharge to the Escrow Agent of all of its obligations hereunder.

6.                     FEES

6.1                   The Company shall pay all of the compensation of the Escrow Agent in accordance with the standard billable rates charged by the Escrow Agent, from time to time, and shall reimburse the Escrow Agent for any and all reasonable expenses, disbursements and advances made by the Escrow Agent in the performance of its duties hereunder, including, but not limited to, reasonable fees, expenses and disbursements incurred by its counsel.

7.                     GENERAL

7.1                   Except as otherwise provided herein, no subsequent alteration, amendment, change, or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the parties hereto.

7.2                   This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3                   The parties hereto shall execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

7.4                   This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

7.5                   The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the provisions of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement.

7.6                   Any notice required or permitted to be given under this Agreement shall be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address:

(a)	If to the Company:

3702 South Virginia Street, Suite G12 – 401 Reno, Nevada 89502 USA

Attention: President

Telephone: (775) 338-2598 Facsimile: (775) 201-1499

(b)	If to the Vendor:

c/o Dr. Eli Orr
23 Greenhill Road
Leicester LE2 3DN England

Telephone: (604) 805-4653 Facsimile: (604) 731-5856

(c)	If to the Escrow Agent:

Clark Wilson LLP
800 – 885 West Georgia Street
Vancouver, British Columbia V6C 3H1 Canada

Attention: Jonathan C. Lotz

Telephone: (604) 687-5700 Facsimile: (604) 687-6314

(or to such other address as any party may specify by notice in writing to another party); provided that the Vendor may appoint a different person to provide and receive notices on its behalf by providing written notice of such appointment to each of the Company and the Escrow Agent. Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day shall be deemed conclusively to have been effectively given on the day the notice was delivered, or the electronic communication was successfully transmitted, as the case may be. Any notice sent by prepaid registered mail shall be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice shall not be effectively given until actually delivered.

7.7                   The Company and the Vendor acknowledge that the Escrow Agent is legal counsel to the Company and in respect of the purchase and sale contemplated by the Purchase

Agreement and acknowledge and agree that the Escrow Agent may, notwithstanding that it also acts as Escrow Agent pursuant to this Agreement, continue to act as legal counsel to the Company during the term of this Agreement and before and after any assignment of the Escrow Agent’s rights and obligations hereunder to a successor escrow agent. The Escrow Agent shall be deemed not to be in a conflict by virtue of the Escrow Agent holding the Escrow Funds or performing its duties hereunder.

7.8                   All costs and expenses of or incidental to the transactions contemplated in this Escrow Agreement are to be assumed and paid by the Company.

7.9                   Time is of the essence of this Agreement.

7.10                 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution shall be effective for all purposes.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first written above.

The Company:

MABCURE INC.

Per: /s/ Yapp Moi Lee

The Vendor:

INDIGOLEAF ASSOCIATES LTD.

Per: /s/ Elisha Orr

The Escrow Agent:

CLARK WILSON LLP

Per:         /s/ Bernard Pinsky
Name:    Bernard Pinsky
Title:      Partner

SCHEDULE "A"

Power of Attorney to Transfer Shares

FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto

____________________________________________________________________________________________
(Name of Transferee)

____________________________________________________________________________________________
(Address of Transferee)

__________________________ shares in the common stock of MABCURE INC., a corporation organized and existing under the State of Nevada (the "Corporation"), standing in his name on the books of the Corporation, which shares are represented by Certificate (s) No (s) __________________________ and does hereby irrevocably constitute and appoint THE NEVADA AGENCY AND TRUST COMPANY as his attorney in-fact, to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

Dated: ________________________________

(Name of Transferor)

(Signature of Transferor)

Signature of Transferor guaranteed by:

____________________________________________
(Authorized Signature)

(BANK STAMP OR SEAL)

NOTE: The person named on the Stock Certificate(s) must ensure that the signature to this Power of Attorney corresponds with the name as recorded on the certificate(s) in every particular without alteration or enlargement or any change whatever. The signature of the person executing this Power of Attorney must be guaranteed by a Notary Public, Commissioner of Oaths, a Bank, Credit Union or Trust Company or by a Member of the Toronto, Montreal or New York Stock Exchange.